Exhibit 10.1

INVESTMENT MANAGEMENT AGREEMENT

This Investment Management Agreement, dated and effective as of October 20, 2023 (this “Agreement”), is made by and among Comvest Credit Partners BDC Fund, L.P., a Delaware limited partnership (the “Partnership,” and any successor entity of the Partnership, the “Fund”) and Comvest Credit Managers, LLC, a Delaware limited liability company (the “Management Company”).

WHEREAS, the Partnership is a Delaware limited partnership that intends to convert to a closed-end management investment company and elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”) (such election, together with any accompanying restructuring of the Partnership, the “BDC Conversion”);

WHEREAS, the Fund desires to retain the Management Company to furnish investment advisory services to the Fund on the terms and conditions hereinafter set forth, and the Management Company wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Appointment of Management Company. The Management Company hereby undertakes and agrees, upon the terms and conditions herein set forth, to provide overall investment advisory services for the Fund and in connection therewith to, in accordance with the Fund’s investment objective, policies and restrictions as in effect from time to time:

(a) determining the composition of the Fund’s portfolio, the nature and timing of the changes to the Fund’s portfolio and the manner of implementing such changes in accordance with the Fund’s investment objective, policies and restrictions;

(b) identifying investment opportunities and making investment decisions for the Fund, including negotiating the terms of investments in, and dispositions of, portfolio securities and other instruments on the Fund’s behalf;

(c) monitoring the Fund’s investments;

(d) performing due diligence on prospective portfolio companies;

(e) exercising voting rights in respect of portfolio securities and other investments for the Fund;

(f) serving on, and exercising observer rights for, boards of directors and similar committees of the Fund’s portfolio companies;

(g) negotiating, obtaining and managing financing facilities and other forms of leverage; and

(h) providing the Fund with such other investment advisory and related services as the Fund may, from time to time, reasonably require for the investment of capital, which may include, without limitation:

(i) making, in consultation with the Fund’s board of directors (post-BDC Conversion board of trustees) (the “Board”), investment strategy decisions for the Fund;

(ii) serving as the Fund’s valuation designee pursuant to Rule 2a-5 under 1940 Act and reasonably assisting the Fund’s other service providers with the valuation of the Fund’s assets;

(iii) providing managerial assistance to portfolio companies of the Fund as requested by the portfolio companies, from time to time;

(iv) exercising voting rights in respect of the Fund’s portfolio securities and other investments;

(v) The Management Company shall, upon request by an official or agency administering the securities laws of a state (a “State Administrator”), submit to such State Administrator the reports and statements required to be distributed to the Fund’s shareholders pursuant to this Agreement, any registration statement filed with the Securities and Exchange Commission (“SEC”) and applicable federal and state law; and

(vi) The Management Company has a fiduciary responsibility and duty to the Fund for the safekeeping and use of all the funds and assets of the Fund, whether or not in the Management Company’s immediate possession or control. The Management Company shall not employ, or permit another to employ, such funds or assets except for the exclusive benefit of the Fund. The Management Company shall not contract away any fiduciary obligation owed by the Management Company to the Fund’s shareholders under applicable law.

Subject to the supervision of the Board, the Management Company shall have the power and authority on behalf of the Fund to effectuate its investment decisions for the Fund, including the execution and delivery of all documents relating to the Fund’s investments, the placing of orders for other purchase or sale transactions on behalf of the Fund and causing the Fund to pay investment-related expenses. In the event that the Fund determines to acquire debt financing, the Management Company will arrange for such financing on the Fund’s behalf. If it is necessary or appropriate for the Management Company to make investments on behalf of the Fund through a special purpose vehicle, the Management Company shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the 1940 Act).

Subject to the prior approval of a majority of the Board, including a majority of the Board members who are not “interested persons” of the Fund (“Independent Board Members”) and, to the extent required by the 1940 Act and the rules and regulations thereunder, subject to any applicable guidance or interpretation of the SEC or its staff, by the shareholders of the Fund, as applicable, the Management Company may, from time to time, delegate to a sub-adviser or other service provider any of the Management Company’s duties under this Agreement, including the management of all or a portion of the assets being managed. The Fund acknowledges that the Management Company makes no warranty that any investments made by the Management Company hereunder will not depreciate in value or at any time not be affected by adverse tax consequences, nor does it give any warranty as to the performance or profitability of the assets or the success of any investment strategy recommended or used by the Management Company.

2. Expenses. In connection herewith, the Management Company agrees to maintain personnel within its organization to furnish the above services to the Fund. The Management Company shall bear all expenses arising out of its duties hereunder, except as provided in this Section 2.

Except as specifically provided below and above in Section 1 hereof, the Fund anticipates that all investment professionals and staff of the Management Company, when and to the extent engaged in providing investment advisory services to the Fund, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Management Company. The Fund shall bear all other costs and expenses of its operations, administration and transactions as may be set forth in the Fund’s registration statement as of the date of the Fund’s Initial Closing Date (as defined in the Fund’s registration statement).

From time to time, the Management Company and its affiliates may pay third-party providers of goods or services. The Fund will reimburse the Management Company or such affiliates thereof for any such amounts paid on the Fund’s behalf. From time to time, the Management Company may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by the Fund’s shareholders.

3. Transactions with Affiliates. The Management Company is authorized on behalf of the Fund, from time to time when deemed to be in the best interests of the Fund and to the extent permitted by applicable law, to purchase and/or sell securities in which the Management Company or any of its affiliates underwrites, deals in and/or makes a market and/or may perform or seek to perform investment banking services for issuers of such securities. The Management Company is further authorized, to the extent permitted by applicable law, to select brokers (including any brokers affiliated with the Management Company) for the execution of trades for the Fund.

4. Best Execution; Research Services.

(a) The Management Company is authorized, for the purchase and sale of the Fund’s portfolio securities, to employ such dealers and brokers as may, in the judgment of the Management Company, implement the policy of the Fund to obtain the best results, taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operational facilities and the firm’s risk in positioning the securities involved. Consistent with this policy, the Management Company is authorized to direct the execution of the Fund’s portfolio transactions to dealers and brokers furnishing statistical information or research deemed by the Management Company to be useful or valuable to the performance of its investment advisory functions for the Fund. It is understood that in these circumstances, as contemplated by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the commissions paid may be higher than those which the Fund might otherwise have paid to another broker if those services had not been provided. Information so received will be in addition to and not in lieu of the services required to be performed by the Management Company. It is understood that the expenses of the Management Company will not necessarily be reduced as a result of the receipt of such information or research. Research services furnished to the Management Company by brokers who effect securities transactions for the Fund may be used by the Management Company in servicing other investment companies, entities or funds and accounts which it manages. Similarly, research services furnished to the Management Company by brokers who effect securities transactions for other investment companies, entities or funds and accounts which the Management Company manages may be used by the Management Company in servicing the Fund. It is understood that not all of these research services are used by the Management Company in managing any particular account, including the Fund.

The Management Company and its affiliates may aggregate purchase or sale orders for the assets with purchase or sale orders for the same security for other clients’ accounts of the Management Company or of its affiliates, the Management Company’s own accounts and hold proprietary positions in accordance with its current aggregation and allocation policy (collectively, the “Advisory Clients”), but only if (x) in the Management Company’s reasonable judgment such aggregation results in an overall economic or other benefit to the assets taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses and factors and (y) the Management Company’s actions with respect to aggregating orders for multiple Advisory Clients, as well as the Fund, are consistent with applicable law. However, the Management Company is under no obligation to aggregate any such orders under any circumstances.

(b) All fees and expenses paid by any party for any services rendered to organize the Fund and to initially acquire assets for the Fund, including organization and offering expenses, acquisition fees, acquisition expenses, and any other similar fees, however designated by the Board (“Front End Fees”) shall be reasonable and shall not exceed 18% of the gross proceeds of any offering, regardless of the source of payment and the percentage of gross proceeds of any offering committed to investment shall be at least eighty-two percent (82%). All items of compensation to underwriters or dealers, including, but not limited to, selling commissions, expenses, rights of first refusal, consulting fees, finders’ fees and all other items of compensation of any kind or description paid by the Fund, directly or indirectly, shall be taken into consideration in computing the amount of allowable Front End Fees.

5. Remuneration.

Pre-BDC Conversion, the Partnership will not pay to the Management Company any fees under this Agreement. Post-BDC Conversion, the Fund agrees to pay, and the Management Company agrees to accept, as compensation for the services provided by the Management Company hereunder, a base management fee and an incentive fee as hereinafter set forth. The Fund shall make any payments due hereunder to the Management Company or to the Management Company’s designee as the Management Company may otherwise direct.

(a) Management Fee. The management fee is payable quarterly in arrears at an annual rate of 1.25% of the value of the Fund’s net assets as of the beginning of the first calendar day of the applicable quarter adjusted for any Share issuances or repurchases during the applicable quarter. Net assets means the Fund’s total assets less the carrying value of the Fund’s liabilities, determined on a consolidated basis in accordance with U.S. generally accepted accounting principles (“GAAP”).

(i) Incentive Fee. The incentive fee will consist of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of the Fund’s income and a portion is based on a percentage of the Fund’s capital gains, each as described below.

(1)

Incentive Fee Based on Income. The portion based on the Fund’s income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means dividends, cash interest or other distributions or other cash income and any third-party fees received from portfolio companies (such as upfront fees, commitment fees, origination fee, amendment fees, ticking fees and break-up fees, as well as prepayments premiums, but excluding fees for providing managerial assistance and fees earned by the Management Company or an Affiliate (as defined in the Partnership’s Amended and Restated Limited Partnership Agreement (“Partnership Agreement”)) in its capacity as an administrative agent, syndication agent, collateral agent, loan servicer or other similar capacity) accrued during the month, minus operating expenses for the month (including the management fee, taxes, any expenses payable under this Agreement and the Administration Agreement, any expense of securitizations, and interest expense or other financing fees and any dividends paid on preferred shares, but excluding the incentive fee and shareholder servicing and /or distribution fees). Pre-Incentive Fee Net Investment Income Returns includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero-coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Fund’s net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.00% annualized).

The Fund will pay the Management Company an incentive fee quarterly in arrears with respect to the Fund’s Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•

No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which the Fund’s Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.25% per quarter (5.00% annualized);

•

100% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.43% (5.72% annualized). The Fund refers to this portion of the Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.43%) as the “catch-up.” The “catch-up” is meant to provide the Management Company with approximately 12.5% of the Fund’s Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.43% in any calendar quarter; and

•

12.5% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.43% (5.72% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are paid to the Management Company.

Percentage of Pre-Incentive Fee Net Investment Income Allocated to Quarterly Incentive Fee.

These calculations are pro-rated for any period of less than three months and adjusted for any Share issuances or repurchases during the applicable quarter.

(2)

Incentive Fee Based on Capital Gains. The second component of the incentive fee, the capital gains incentive fee, is payable at the end of each calendar year in arrears. The amount payable equals 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with GAAP.

Each year, the fee paid for the capital gains incentive fee is net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. The Fund will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Management Company if the Fund were to sell the relevant investment and realize a capital gain. For the purpose of computing the capital gains incentive fee, the calculation methodology will look through derivative financial instruments or swaps as if the Fund owned the reference assets directly. In no event will the capital gains incentive fee payable pursuant to this Agreement be in excess of the amount permitted by the Investment Advisers Act of 1940, as amended (the “Advisers Act”), including Section 205 thereof.

The fees that are payable under this Agreement for any partial period will be appropriately prorated.

6. Representations and Warranties.

(a) The Management Company represents and warrants that it is duly registered and authorized as an investment Management Company under the Advisers Act, and the Management Company agrees to maintain effective all material requisite registrations, authorizations and licenses, as the case may be, until the termination of this Agreement.

(b) The Management Company shall prepare or shall cause to be prepared and distributed to shareholders during each year the following reports of the Fund (either included in a periodic report filed with the SEC or distributed in a separate report) (i) within sixty (60) days of the end of each quarter, a report containing the same financial information contained in the Fund’s Quarterly Report on Form 10-Q filed by the Fund under the Exchange Act and (ii) within one hundred and twenty (120) days after the end of the Fund’s fiscal year, an annual report that shall include financial statements prepared in accordance with GAAP which are audited and reported on by independent certified public accountants; (iii) a report of the material activities of the Fund during the period covered by the report; (iv) where forecasts have been provided to the Fund’s shareholders, a table comparing the forecasts previously provided with the actual results during the period covered by the report; and (v) a report setting forth distributions to the Fund’s shareholders for the period covered thereby and separately identifying distributions from: (A) cash flow from operations during the period; (B) cash flow from operations during a prior period which have been held as reserves; (C) proceeds from disposition of assets; and (D) reserves from the gross proceeds of the Fund’s offering.

(c) From time to time and not less than quarterly, the Fund shall cause the Management Company to review the Fund’s accounts to determine whether cash distributions are appropriate. The Fund may, subject to authorization by the Board, distribute pro rata to the Fund’s shareholders funds which the Board deems unnecessary to retain in the Fund. The Board may from time to time authorize the Fund to declare and pay to the Fund’s shareholders such dividends or other distributions, in cash or other assets of the Fund or in securities of the Fund, including in shares of one class or series payable to the holders of the shares of another class or series, or from any other source as the Board in its discretion shall determine. Any such cash distributions to the Management Company shall be made only in conjunction with distributions to shareholders and only out of funds properly allocated to the Management Company’s account. All such cash distributions shall be made only out of funds legally available therefor pursuant to Delaware Law, as amended from time to time.

(d) The Management Company shall, in its sole discretion, temporarily place proceeds from offerings by the Fund of its equity securities into short-term, highly liquid investments which, in its reasonable judgment, afford appropriate safety of principal during such time as it is determining the composition and allocation of the portfolio of the Fund and the nature, timing and implementation of any changes thereto pursuant to Section 1 of the this Agreement; provided however, that the Management Company shall be under no fiduciary obligation to select any such short-term, highly liquid investment based solely on any yield or return of such investment. The Management Company shall cause any proceeds of the offering of Fund securities not committed for investment within the later of two years from the date of effectiveness of the Fund’s initial registration statement or one year from termination of the offering, unless a longer period is permitted by the applicable State Administrator, to be paid as a distribution to the shareholders of the Fund as a return of capital without deduction of a sales load.

7. Services Not Deemed Exclusive. The Fund and the Board acknowledge and agree that:

(a) the services provided hereunder by the Management Company are not to be deemed exclusive, and the Management Company and any of its affiliates or related persons are free to render similar services to others and to use the research developed in connection with this Agreement for other Advisory Clients or affiliates. The Fund agrees that the Management Company may give advice and take action with respect to any of its other Advisory Clients which may differ from advice given or the timing or nature of action taken with respect to any client or account so long as it is the Management Company’s policy, to the extent practicable, to allocate investment opportunities to the client or account on a fair and equitable basis relative to its other Advisory Clients. It is understood that the Management Company shall not have any obligation to recommend for purchase or sale any loans which its principals, affiliates or employees may purchase or sell for its or their own accounts or for any other client or account if, in the opinion of the Management Company, such transaction or investment appears unsuitable, impractical or undesirable for the Fund. Nothing herein shall be construed as constituting the Management Company an agent of the Fund; and

(b) the Management Company and its affiliates may face conflicts of interest as described in the Fund’s currently effective registration statement and/or the Fund’s periodic filings with the SEC (as such disclosures may be updated from time to time) and such disclosures have been provided, and any updates will be provided, to the Board in connection with its consideration of this Agreement and any future renewal of this Agreement.

8. Limit of Liability.

(a) The Management Company and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it (the “Indemnified Parties”) shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that the Management Company shall not be protected against any liability to the Fund or its shareholders to which the Management Company would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the reckless disregard of its duties and obligations (“disabling conduct”). An Indemnified Party may consult with counsel and accountants in respect of the Fund’s affairs and shall be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel and accountants; provided, that such counsel or accountants were selected with reasonable care. Absent disabling conduct, the Fund will indemnify the Indemnified Parties against, and hold them harmless from, any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Management Company’s services under this Agreement or otherwise as Management Company for the Fund. The Indemnified Parties shall not be liable under this Agreement or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided, that such broker or other agent shall have been selected, engaged or retained and monitored by the Management Company in good faith, unless such action or inaction was made by reason of disabling conduct, or in the case of a criminal action or proceeding, where the Management Company had reasonable cause to believe its conduct was unlawful.

Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before which the proceeding was brought that the Indemnified Party was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Indemnified Party was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of Board members of the Fund who are neither “interested persons” of the Fund nor parties to the proceeding (“disinterested non-party Board members”) or (b) an independent legal counsel in a written opinion.

An Indemnified Party shall be entitled to advances from the Fund for payment of the reasonable expenses (including reasonable counsel fees and expenses) incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law. Prior to any such advance, the Indemnified Party shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Indemnified Party shall provide a security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party directors or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Indemnified Party will ultimately be found to be entitled to indemnification.

(b) Notwithstanding Section 8(a) to the contrary, the Fund shall not provide for indemnification of an Indemnified Party for any liability or loss suffered by an Indemnified Party, nor shall the Fund provide that any of the Indemnified Parties be held harmless for any loss or liability suffered by the Fund, unless all of the following conditions are met:

(i) the Fund has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Fund;

(ii) the Fund has determined, in good faith, that the Indemnified Party was acting on behalf of or performing services for the Fund;

(iii) the Fund has determined, in good faith, that such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnified Party is the Management Company or an Affiliate (as defined in the Partnership Agreement) of the Management Company, or (B) gross negligence or willful misconduct, in the case that the Indemnified Party is a trustee of the Fund who is not also an officer of the Fund or the Management Company or an Affiliate of the Management Company; and

(iv) such indemnification or agreement to hold harmless is recoverable only out of the Fund’s net assets and not from the Fund shareholders.

Furthermore, the Indemnified Party shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

(i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnified Party;

(ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnified Party; or

(iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnified Party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which Shares were offered or sold as to indemnification for violations of securities laws.

(c) The Fund may pay or reimburse reasonable legal expenses and other costs incurred by the Indemnified Party in advance of final disposition of a proceeding only if all of the following are satisfied:

(i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund;

(ii) the Indemnified Party provides the Fund with written affirmation of such Indemnified Party’s good faith belief that the Indemnified Party has met the standard of conduct necessary for indemnification by the Fund;

(iii) the legal proceeding was initiated by a third party who is not a Fund shareholder, or, if by a Fund shareholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

(iv) the Indemnified Party provides the Fund with a written agreement to repay the amount paid or reimbursed by the Fund, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnified Party did not comply with the requisite standard of conduct and is not entitled to indemnification.

9. Duration and Termination.

(a) This Agreement shall become effective as of the date first written above. This Agreement may be terminated at any time, without the payment of any penalty, on 60 days’ written notice by the Fund, by the vote of a majority of the outstanding voting securities of the Fund or by the vote of the Fund’s directors or on at least 120 days’ written notice by the Management Company. The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Management Company shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Management Company shall be entitled to any amounts owed under Sections 2 or 5 through the date of termination or expiration, and Section 8 shall continue in force and effect and apply to the Management Company and its representatives as and to the extent applicable.

(b) This Agreement shall continue in effect for two years from the date of this Agreement and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the Fund’s Independent Board Members, in accordance with the requirements of the 1940 Act.

(c) This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).

(d) After the termination of this Agreement, the Management Company shall not be entitled to compensation for further services provided hereunder, except that it shall be entitled to receive from the Fund within 30 days after the effective date of such termination all unpaid reimbursements and all earned but unpaid fees payable to the Management Company prior to termination of this Agreement, including any deferred fees. The Management Company shall promptly upon termination:

(i) Deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(ii) Deliver to the Board all assets and documents of the Fund then in custody of the Management Company; and

(iii) Cooperate with the Fund to provide an orderly management transition.

(e) Without the approval of holders of a majority of the Shares entitled to vote on the matter, or such other approval as may be required under the mandatory provisions of any applicable laws or regulations, or other provisions of the Partnership Agreement, the Management Company shall not: (i) modify this Agreement except for amendments that do not adversely affect the rights of the shareholders; (ii) appoint a new Management Company (other than a sub-Management Company pursuant to the terms of this Agreement and applicable law); (iii) sell all or substantially all of the Fund’s assets other than in the ordinary course of the Fund’s business or as otherwise permitted by law; or (iv) except as otherwise permitted herein, voluntarily withdraw as the Management Company unless such withdrawal would not affect the tax status of the Fund and would not materially adversely affect the shareholders; or (v) cause the merger of the Fund.

(f) The Fund may terminate the Management Company’s interest in the Fund’s revenues, expenses, income, losses, distributions and capital by payment of an amount equal to the then present fair market value of the terminated Management Company’s interest, determined by agreement of the terminated Management Company and the Fund. If the Fund and the Management Company cannot agree upon such amount, the parties will submit to binding arbitration which cost will be borne equally by the Management Company and the Fund. The method of payment to the terminated Management Company must be fair and must protect the solvency and liquidity of the Fund. When the termination is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distribution which the terminated Management Company otherwise would have received under the program agreement had the Management Company not been terminated. When the termination is involuntary, the method of payment will be presumed to be fair if it provides for an interest bearing promissory note maturing in not less than five years with equal installments each year.

10. Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

11. Conflicts of Interest and Prohibited Activities.

(a) The Management Company is not hereby granted or entitled to an exclusive right to sell or exclusive employment to sell assets for the Fund.

(b) The Management Company shall not: (i) receive or accept any rebate, give-up or similar arrangement that is prohibited under applicable federal or state securities laws; (ii) participate in any reciprocal business arrangement that would circumvent provisions of applicable federal or state securities laws governing conflicts of interest or investment restrictions; or (iii) enter into any agreement, arrangement or understanding that would circumvent the restrictions against dealing with affiliates or promoters under applicable federal or state securities laws; or (v) enter into any agreement, arrangement, or understanding that would circumvent Section V.G of the North American Securities Administrators Association’s Omnibus Guidelines Statement of Policy.

(c) The Management Company shall not directly or indirectly pay or award any fees or commissions or other compensation to any person engaged to sell Shares or give investment advice to a potential shareholder; provided, however, that this subsection shall not prohibit the payment to a registered broker-dealer or other properly licensed agent of properly disclosed sales commissions or other compensation (including cash compensation and non-cash compensation (as such terms are defined under Financial Industry Regulatory Authority Rule 2310)) for selling or distributing Shares, including out of the Management Company’s own assets, including those amounts paid to the Management Company under this Agreement.

(d) The Management Company covenants that it shall not permit or cause to be permitted the Fund’s funds to be commingled with the funds of any other person and the funds will be protected from the claims of affiliated companies.

12. Access to Shareholder List.

If a shareholder requests a copy of an alphabetical list of names, addresses and business telephone numbers of the shareholders of the Fund along with the number of equity shares held by each of them (the “Shareholder List”), the Management Company is hereby authorized to request a copy of the Shareholder List from the Fund’s transfer agent and send a copy of the Shareholder List to any shareholder so requesting the Shareholder List. The Management Company and the Board shall be liable to any shareholder requesting the list for the costs, including attorneys’ fees, incurred by that shareholder for compelling the production of the Shareholder List, and for actual damages suffered by any shareholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Shareholder List is to secure such list of shareholder or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a shareholder relative to the affairs of the Fund.

13. Notices. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office or to such other address as to which the recipient shall have informed the other party in writing.

Unless specifically provided elsewhere, notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and, if by facsimile and mail, on the date on which such facsimile or mail is sent.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto caused their duly authorized signatories to execute this Agreement as of the day and year first written above.

COMVEST CREDIT PARTNERS BDC FUND, L.P.
By: Comvest Credit BDC GP, L.P., its general partner

By:
Name:
Title: Authorized Signatory

COMVEST CREDIT MANAGERS, LLC

By:
Name:
Title: Authorized Signatory

[Signature Page to the Investment Management Agreement]